Exhibit 99.1

McDermott Announces Results of Shareholders’ Meeting and Appointment of Chairman of the Board

HOUSTON--(BUSINESS WIRE)--May 9, 2011--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) announced today the results of its 2011 Annual Meeting of Stockholders, held Friday afternoon, May 6, 2011 in Panama City, Panama.

Based on the voting results from the meeting, shareholders re-elected Messrs. John F. Bookout, III, Roger A. Brown, Stephen G. Hanks, D. Bradley McWilliams, Thomas C. Schievelbein and David A. Trice, and elected Mr. Stephen M. Johnson and Ms. Mary L. Shafer-Malicki to our Board of Directors, all for one-year terms. In addition, shareholders approved the advisory vote on executive compensation, voted on an advisory basis for the Company to hold the advisory vote on the frequency of executive compensation annually, approved the Company’s Executive Incentive Compensation Plan for tax deductibility reasons and ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

As previously disclosed and pursuant to the Company’s By-Law requirements, Ronald C. Cambre retired from McDermott’s Board of Directors after 11 years of service to the Company, including the last three years as non-executive Chairman. His retirement was effective coincident with the adjournment of the Board of Directors meeting held in connection with the Annual Meeting. Additionally, McDermott announced that the Board of Directors has appointed Stephen M. Johnson as Chairman of the Board and D. Bradley McWilliams as Lead Director of the Board effective coincident with the adjournment of the Board of Directors meeting held in connection with the Annual Meeting.

“On behalf of the Board of Directors, our shareholders and the management team, I want to express our deep gratitude to Ron for his dedicated service to McDermott,” said Stephen M. Johnson, McDermott’s Chairman of the Board of Directors, President and Chief Executive Officer. “As Chairman, Ron has served the McDermott shareholders in an exemplary fashion and he has selflessly served as a skilled mentor for me. Additionally, I am honored and humbled from the confidence the Board has placed in me as Chairman and I look forward to working closely with the Board and with Brad McWilliams as Lead Director as we prepare McDermott for our next phase of growth.”

OTHER INFORMATION

About the Company

McDermott is a leading engineering, procurement, construction and installation (“EPCI”) company focused on executing complex offshore oil and gas projects worldwide. Providing fully integrated EPCI services for upstream field developments, the Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning. McDermott’s customers include national and major energy companies. Operating in approximately 20 countries across the Atlantic, Middle East and Asia Pacific, the Company’s integrated resources include more than 15,000 employees and a diversified fleet of marine vessels, fabrication facilities and engineering offices. McDermott has served the energy industry since 1923. To learn more, please visit McDermott’s website on the internet at www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact McDermott's actual results of operations. The forward-looking statements in this press release include, among other things, the preparations for the next phase of growth of McDermott. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including without limitation, including adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog and changes in the scope or timing of contracts. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott's annual report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. This news release reflects management's view as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement. http://www.mcdermott.com/

CONTACT:
McDermott International, Inc.
Investors, Analysts and Financial Media:
Jay Roueche, (281) 870-5462
Vice President
jroueche@mcdermott.com
or
Robby Bellamy, (281) 870-5165
Director
rbellamy@mcdermott.com